FOMO CORP.
Summary Debt Schedule

Lender		Principal Remaining	Date Funded	Maturity	Interest	*Comment*
GS Capital	$	25,000.00	1/20/2021	1/20/2022	10.0%	*Originally $205K note (face); 42% discount to lowest two trading prices of prior 20*
PowerUp	$	53,750.00	5/10/2021	5/10/2022	12.0%	*50% buyout option expired; no warrants; 61% discount to two lowest trades of prior 2(*
PowerUp	$	65,000.00	6/25/2021	6/25/2022	10.0%	*50% buyout option; no warrants; 61% discount to two lowest trades of prior 20*
GS Capital	$	325,000.00	10/19/2021	10/19/2022	10.0%	*Got 100% warrants at .0015, can be bought out for 10-20-28% premium*
Sixth Street Lending (PowerUp)	$	78,750.00	10/20/2021	10/20/2022	12.0%	*50% buyout option; no warrants; 61% discount to two lowest trades of prior 20*
TOTAL	**$**	**547,500.00**				